UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Investors Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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101 JFK Parkway

Short Hills, New Jersey 07078

May 8, 2015

Dear Fellow Stockholder:

Enclosed please find this additional copy of our Proxy Statement dated May 8, 2015 relating to our June 9 Annual Meeting of Stockholders. We have also enclosed another proxy card. Please disregard the proxy statement and proxy card that may have been provided to you previously. This enclosed proxy card is the only proxy card that will be counted for purposes of voting at the Annual Meeting.

If you have any questions, please contact our proxy solicitor, Laurel Hill Advisory Group, LLC. Shareholders can call (888) 742-1305 and banks and brokers can call (516) 933-3100.

We thank you for your understanding and continued support.

Sincerely,

Kevin Cummings
President and Chief Executive Officer